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                          MANAGEMENT SERVICES AGREEMENT


   AGREEMENT, made this 30th day of April, 1999, between Security Income Fund, a Kansas corporation (the "Fund"), and Security Management Company, LLC, a Kansas corporation ("Manager").

   WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Fund is authorized to issue its shares in multiple series with each such series representing a separate portfolio of securities and other assets; and

   WHEREAS, one of the series of the Fund is the Capital Preservation Series (referred to hereinafter as the "Series"); and

   WHEREAS, the Fund desires to engage the Manager to provide certain services to the Series; and

   WHEREAS, the Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Series; and

   NOW THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

1.  APPOINTMENT AND DUTIES OF MANAGER

    (a) The Fund, on behalf of the Series, hereby employs the Manager to perform the services set forth in this Agreement, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and undertakes to pay the salaries and expense of all personnel of the Manager who perform services relating to the services it performs hereunder. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

    (b) Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties hereunder with respect to, and shall not, by the execution of this Agreement be responsible for, the management of the Funds' assets or the rendering of investment advice and supervision with respect thereto, or the distribution of shares of the Funds, nor shall the Manager be deemed to have assumed any responsibility hereunder with respect to functions specifically assumed by any administrator, transfer agent, custodian or shareholder servicing agent of the Fund or the Series.

    (c) Without limiting the generality of the foregoing, the Manager shall provide the following services to the Series (as well as the services set forth in Section1(d) below):

           i. Provide information to and coordinate the Series' relationship with registered investment advisors and other securities professionals who have discretionary authority over Series shareholder accounts, assist in facilitating instructions received by such persons relating to Fund business and furnish facilities and personnel necessary to perform such activities.

          ii. Assist as appropriate and coordinate with the Fund's service providers in administering the affairs of the Series and perform services on the Series' behalf.

         iii. Pay the salaries and expenses of all officers and Directors of the Fund who are employees of the Manager.

    (d) It is intended that the assets of the Series will be invested in a portfolio (the Portfolio") having substantially the same investment objective, policies and restrictions as the Series. In addition to its duties hereunder, set forth in paragraph 1(c), above, with respect to the Series, the Manager shall perform the following:

           i.  Monitor the performance of the Portfolio;

          ii.  Coordinate the relationship of the Series with the Portfolio;

         iii. Communicate with the Board of Directors of the Fund regarding the performance of the Portfolio and the Series;

          iv. Furnish reports regarding the Portfolio as reasonably requested from time-to-time by the Fund's Board of Directors.

           v. Perform such other necessary and desirable services regarding the "Master Feeder" structure of the Series as the Directors may reasonably request from time to time, including providing certain indemnification to the Portfolio and the investment advisor on behalf of the Series.

    (e) In carrying out its responsibilities under this Agreement, the Manager shall at all times act in accordance with applicable provisions of the 1940 Act and the rules and regulations promulgated thereunder and other applicable federal securities laws.

    (f) The Manager shall render regular reports as requested by the Board of Directors, and will, at the reasonable request of the Board, attend meetings of the board or its validly constituted committees, and will make its officers and employees available to meet with the Board to discuss its duties hereunder.

2.  EXPENSES AND COMPENSATION

    (a) Allocation of Expenses. The Manager shall, at its expense, employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all services, equipment, facilities and personnel necessary to perform it obligations under this Agreement. The Fund shall be responsible for all its expenses and liabilities not otherwise specifically assumed by the Manager hereunder.

    (b) Compensation. For its services under this Agreement, Manager shall be entitled to receive a fee at the annual rate of 20% of the average daily net asset value of the Series payable monthly. For the purpose of accruing compensation, the net asset value of the Series will be determined in the manner provided in the then-current Prospectus of the Fund.

3. LIABILITY OF MANAGER. Neither the Manager nor its officers, directors, employees, agents or controlling person ("Associated Person") of the Manager shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Series in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Manager or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

4.  DURATION AND TERMINATION OF THIS AGREEMENT

    (a) DURATION. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter so long as such continuance is approved at least annually by the Directors of the Fund, including the vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.

    (b) AMENDMENT. Any amendment to this Agreement shall become effective only upon the written approval of the Manager and the Fund.

    (c) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940
         Act) of the Series, or by the Manager, in each case upon sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Manager on behalf of the Series at the time of such termination. The Manager shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

    (d)  AUTOMATIC   TERMINATION.   This  Agreement  shall   automatically   and
         immediately terminate in the event of its assignment (as defined in the 1940 Act).

5. SERVICES NOT EXCLUSIVE. The services of the Manager to the Series of the Fund hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

6.  MISCELLANEOUS

    (a) NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

    (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

    (c) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of Kansas.

Security Management Company, LLC                Security Income Fund

         JAMES R. SCHMANK                               JOHN D. CLELAND
----------------------------------              -------------------------------
By:  James R. Schmank                           By:  John D. Cleland
Title:  President                               Title:  President


Attest:        AMY J. LEE                       Attest:        AMY J. LEE
       ---------------------------                     -------------------------
         Amy J. Lee, Secretary                           Amy J. Lee, Secretary